Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler, Corp PR
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Eight

SEI Reports Second-Quarter 2007 Results

Revenues and Net Income up 20%

OAKS, Pa., July 25, 2007 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for second-quarter 2007, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year.

Consolidated Overview (In thousands, except earnings per share)	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2007	2006	%	2007	2006	%
Revenues	$343,258	$285,018	20%	$665,983	$562,151	18%
Net Income Before Taxes	112,102	85,238	32%	213,021	171,978	24%
Net Income	69,501	57,911	20%	132,878	112,817	18%
Diluted Earnings Per Share	$.34	$.29	17%	$.65	$.56	16%

“We are satisfied with our quarterly results, especially since we have shifted into the execution stage of our new strategies,” said Alfred P. West, Jr., SEI Chairman and CEO.

“We are excited about the successful implementation this month of the first broad application of our global wealth platform. The platform is now in production and has surpassed our expectations both in the installation and early operating phases. All other key investments continue to be on schedule as we make steady progress in our transformation. In the long run, we remain firm in our belief that what we are doing will provide our clients with increased opportunities for success and allow us to grow our future revenues and profits more rapidly.”

Summary of Second-Quarter and Year to Date Results by Business Segment

(In thousands)	For the Three Month Period Ended June 30,			For the Six Month Period Ended June 30,
	2007	2006	%	2007	2006	%
Private Banks
Revenues	$100,090	$90,816	10%	$197,828	$179,118	10%
Expenses	80,829	68,622	18%	158,822	133,154	19%

Operating Profit	$19,261	$22,194	(13%)	$39,006	$45,964	(15%)
Operating Margin	19%	24%		20%	26%

Investment Advisors:
Revenues	65,446	55,232	18%	127,009	110,529	15%
Expenses	30,919	28,993	7%	60,293	55,210	9%

Operating Profit	34,527	26,239	32%	66,716	55,319	21%
Operating Margin	53%	48%		53%	50%

Institutional Investors:
Revenues	48,911	38,523	27%	95,540	77,051	24%
Expenses	30,181	26,154	15%	58,354	50,604	15%

Operating Profit	18,730	12,369	51%	37,186	26,447	41%
Operating Margin	38%	32%		39%	34%

Investment Managers:
Revenues	35,293	29,051	21%	69,287	56,336	23%
Expenses	24,302	22,554	8%	49,204	45,027	9%

Operating Profit	10,991	6,497	69%	20,083	11,309	78%
Operating Margin	31%	22%		29%	20%

Investments in New Businesses:
Revenues	1,836	1,745	5%	3,466	3,432	1%
Expenses	4,725	5,165	(9%)	9,577	10,725	(11%)

Operating Loss	(2,889)	(3,420)	16%	(6,111)	(7,293)	16%
Operating Margin	n/a	n/a		n/a	n/a

LSV
Revenues	91,682	69,651	32%	172,853	135,685	27%
Expenses (1)	56,262	42,840	31%	106,159	83,778	27%

Operating profit	35,420	26,811	32%	66,694	51,907	28%
Operating Margin	39%	38%		39%	38%

Consolidated Segment Totals:
Revenues	$343,258	$285,018	20%	$665,983	$562,151	18%
Expenses	227,218	194,328	17%	442,409	378,498	17%

Operating Profit	$116,040	$90,690	28%	$223,574	$183,653	22%
Operating Margin	34%	32%		34%	33%

(1)	Includes $48,861 and $36,573 for the three month period ended June 30, 2007 and 2006, respectively, and $91,533 and $70,866 for the six month period ended June 30, 2007 and 2006, respectively, of minority interest to the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three and six month periods ended June 30, 2007 and 2006 are as follows:

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Total operating profit from business segments	$116,040	$90,690	$223,574	$183,653

Corporate overhead expenses	(10,578)	(8,927)	(20,705)	(18,849)
Minority interest reflected in segments	50,033	38,199	93,625	73,815
LSV Employee Group Expenses (1)	(1,820)	(1,805)	(3,640)	(3,611)

Income from operations	$153,675	$118,157	$292,854	$235,008

(1)	Includes $1,806 for the three month period ending June 30, 2007 and 2006, and $3,611 for the six month period ending June 30, 2007 and 2006 of Amortization expense related to intangible assets. The amortization is offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

Second-Quarter Business Commentary:

•	All major business segments reported double digit revenue gains versus year ago.

•	The Investment Advisors, Institutional Investors, Investment Managers and LSV segments all realized substantial operating profit growth versus year ago levels.

•

The company’s percentage ownership in LSV remained at approximately 43 percent. In the second-quarter 2007, the company recognized $35.4 million as its portion of the earnings from LSV versus $26.8 million in second-quarter 2006.

•	In the second-quarter 2007, SEI recognized a one-time pre-tax gain of $3.0 million from the sale of its remaining ownership in a joint venture.

•	The tax rate for the second-quarter 2007 was approximately 38% vs. 32% for the second-quarter 2006.

•	Assets under management grew by $9 billion during second-quarter to $199 billion.

•	In the second-quarter 2007, SEI purchased 2,682,800 shares of its common stock for $79.4 million.

•	In the second-quarter 2007, SEI declared and paid a 2 for 1 stock split. All per-share information has been adjusted to reflect the split.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDT on July 25, 2007. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 879867.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of June 30, 2007, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $407 billion in mutual fund and pooled assets and manages $199 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2007	2006
Asset Management, admin. and distribution fees	$276,653	$222,369
Information processing and software servicing fees	55,414	52,410
Transaction–based and trade execution fees	11,191	10,239

Total Revenues	343,258	285,018

Commissions and Fees	43,036	35,773
Compensation, benefits and other personnel	88,552	74,795
Consulting, outsourcing and professional fees	22,617	19,787
Data processing and computer related	10,227	9,330
Facilities, supplies and other costs	17,700	19,900
Depreciation and amortization	7,451	7,276

Total Expenses	189,583	166,861

Income from operations	153,675	118,157

Minority Interest	(47,242)	(35,171)
Net (loss) gain on investments	(997)	602
Interest income	4,882	3,098
Interest expense	(1,168)	(1,448)
Other income	2,952	—

Income before taxes	112,102	85,238
Income taxes	42,601	27,327

Net income	$69,501	$57,911

Diluted earnings per common share	$.34	$.29

Shares used to calculate diluted earnings per common share	203,604	202,526

Basic earnings per common share	$.35	$.29

Shares used to calculate basic earnings per common share	197,314	196,990

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Six Months Ended June 30,
	2007	2006
Asset Management, admin. and distribution fees	$533,051	$436,081
Information processing and software servicing fees	109,646	102,656
Transaction–based and trade execution fees	23,286	23,414

Total Revenues	665,983	562,151

Commissions and Fees	85,673	71,411
Compensation, benefits and other personnel	172,830	150,474
Consulting, outsourcing and professional fees	43,496	37,865
Data processing and computer related	20,994	17,928
Facilities, supplies and other costs	35,260	34,935
Depreciation and amortization	14,876	14,530

Total Expenses	373,129	327,143

Income from operations	292,854	235,008

Minority Interest	(87,976)	(68,127)
Net (loss) gain on investments	(1,313)	360
Interest income	8,933	5,752
Interest expense	(2,429)	(2,603)
Other income	2,952	1,588

Income before taxes	213,021	171,978
Income taxes	80,143	59,161

Net income	$132,878	$112,817

Diluted earnings per common share	$.65	$.56

Shares used to calculate diluted earnings per common share	204,153	202,574

Basic earnings per common share	$.67	$.57

Shares used to calculate basic earnings per common share	197,614	197,254

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited)
	June 30, 2007	December 31, 2006
Assets

Cash and short-term investments	$246,292	$286,948
Restricted Cash	10,250	10,250
Receivables	272,965	244,599
Securities owned	16,302	16,431
Other current assets	35,092	28,245

Total current assets	580,901	586,473

Property and Equipment, net	136,267	130,732
Investments available for sale	79,463	71,690
Capitalized Software, net	214,154	180,014
Goodwill	22,842	22,842
Intangible asset	64,007	67,836
Other assets	21,130	20,118

Total assets	$1,118,764	$1,079,705

Liabilities

Current liabilities	$146,469	$196,127
Long-term debt	57,822	67,538
Deferred income taxes	90,333	76,148
Other long-term liabilities	11,619	—
Minority Interest	127,513	109,380

Shareholders’ Equity	685,008	630,512

Total liabilities and shareholders’ equity	$1,118,764	$1,079,705

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(unaudited)

	Jun. 30, 2006	Sep. 30, 2006	Dec. 31, 2006	Mar. 31, 2007	Jun. 30, 2007
Private Banks:
Equity/Fixed Income prgms.	$14,517	$15,055	$16,806	$18,196	$20,666
Collective Trust Fund prgm.	1,459	1,460	1,251	1,148	1,078
Liquidity funds	7,627	7,707	8,513	8,241	8,224

Total assets under mgmt.	$23,603	$24,222	$26,570	$27,585	$29,968

Client assets under admin.	19,210	15,001	14,738	14,864	15,019

Total assets	$42,813	$39,223	$41,308	$42,449	$44,987

Investment Advisors:
Equity/Fixed Income prgms.	$30,948	$32,205	$34,096	$35,225	$36,923
Collective Trust Fund prgm.	2,473	2,425	2,480	2,491	2,334
Liquidity funds	1,306	1,263	1,421	1,404	1,400

Total assets under mgmt.	$34,727	$35,893	$37,997	$39,120	$40,657

Institutional Investors:
Equity/Fixed Income prgms.	$32,709	$34,674	$37,720	$39,504	$40,771
Collective Trust Fund prgm.	1,147	1,150	1,081	1,078	895
Liquidity funds	3,823	4,167	3,371	5,072	4,128

Total assets under mgmt.	$37,679	$39,991	$42,172	$45,654	$45,794

Investment Managers:
Equity/Fixed Income prgms.	$34	$34	$30	$29	$32
Collective Trust Fund prgm.	8,923	9,009	8,675	8,300	7,990
Liquidity funds	363	253	215	178	271

Total assets under mgmt.	$9,320	$9,296	$8,920	$8,507	$8,293

Client assets under admin.	153,406	161,000	170,344	180,745	192,931

Total assets	$162,726	$170,296	$179,264	$189,252	$201,224

Investments in New Businesses:
Equity/Fixed Income prgms.	$626	$685	$805	$843	$887
Liquidity funds	49	64	53	43	43

Total assets under mgmt.	$675	$749	$858	$886	$930

LSV Asset Management
Equity/Fixed Income prgms.	$55,687	$58,785	$64,970	$68,225	$73,100

Consolidated:
Equity/Fixed Income prgms (A)	$134,521	$141,438	$154,427	$162,022	$172,379
Collective Trust Fund prgm.	14,002	14,044	13,487	13,017	12,297
Liquidity funds	13,168	13,454	13,573	14,938	14,066

Total assets under mgmt.	$161,691	$168,936	$181,487	$189,977	$198,742

Client assets under admin. (B)	172,616	176,001	185,082	195,609	207,950

Total assets	$334,307	$344,937	$366,569	$385,586	$406,692

(A)	Equity/Fixed Income programs include $3,821 of assets invested in SEI’s Asset Allocation Funds at June 30, 2007.
(B)	In addition to the numbers presented, SEI also administers an additional $5,872 in Funds of Funds assets (as of June 30, 2007) on which SEI does not earn an administration fee.